Exhibit 99.1

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 +1 214.638.0145

Press Release

FOR IMMEDIATE RELEASE	November 30, 2020

Jacobs To Acquire Majority Stake in PA Consulting

Jacobs and PA Consulting form strategic partnership to capture next wave of digital revolution

Joint client-focused growth teams drive revenue synergies in key sectors

Builds significant business through innovation, technical, digital and consulting solutions

Expect fiscal year 2022 adjusted EPS accretion of >$0.52

DALLAS – Jacobs (NYSE:J) and PA Consulting, a leading innovation and transformation consulting firm, announced today that they will form a strategic partnership in which Jacobs will acquire a 65% stake in PA. The investment places an enterprise value of PA at £1.825 billion ($2.4 billion). The remaining 35% stake will be held by PA employees, following the exit of existing majority stakeholder, The Carlyle Group.

“We are on the cusp of the next digital revolution as advances across 5G-driven compute power, robotics, autonomous technology, machine learning automation and geospatial technology converge to provide solutions to many of the world’s most complex challenges, including disruption to traditional business models,” said Jacobs Chair and CEO Steve Demetriou. “Our partnership with PA forms a unique offering in the market that combines strategic front-end consulting and deep domain knowledge across key sectors with next generation science and technology expertise.

Over the last several years we have transformed Jacobs to a leading technology enabled solutions provider built on a foundation of strong core values with an inclusive and diverse culture. This strategic partnership is an intentional move in accelerating our strategy to lead the market as a company like no other.”

PA has delivered strong growth over the last five years, resulting in EBITDA more than doubling over the period and achieving compound annual revenue growth of 12% since 2016.

From its inception in 1943, PA has worked with a wide range of clients – from start-ups with a promising idea to change the world to some of the most important global companies and organizations – to find innovative ways to be faster and nimbler, and to create the services and products that grow their businesses, delight their customers and the global community. PA has developed world-leading innovations with Virgin Hyperloop to reinvent transport, with Ori Biotech to revolutionize cell and gene therapy manufacturing and with public utilities leveraging iPredict™, the world’s first AI and Machine Learning system to predict failures in critical underground electricity distribution assets.

Partnership Between Jacobs and PA Accelerates Shift to Global Leader in High Value Solutions

●	Sets a new industry benchmark in differentiated solutions that deliver end-to-end value for Jacobs and PA clients, employees and investors – changing the shape of the industry.

●	Transforms PA to a global player at scale; accelerating their growth plan through access to Jacobs client base and global platform, particularly in the U.S.

●	Advances opportunities for both Jacobs and PA employees through collaboration and co-creation of innovative solutions.

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Provides timely positioning of ingenious solutions-based platforms for enhanced agility in response to current-day challenges such as climate change, decarbonization, urbanization and the ongoing healthcare crisis.

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Targets joint go-to-market teams toward initial high growth sectors of Health and Life Sciences, Public Services, Consumer and Manufacturing, and Defense and Security to capitalize on immediate revenue synergy opportunities.

CEO of PA Consulting Ken Toombs said, ‘’We see Jacobs as the ideal partner for PA, leveraging their client relationship networks and global platform to position us for the next phase of growth. Their purpose to create a connected sustainable world and commitment to an inclusive future for all aligns with our own purpose – Bringing Ingenuity to Life – and our commitment to innovate towards a positive human future. We look forward to continuing to deliver ingenious solutions for our clients, supported by Jacobs’ investment and our partnership.’’

Demetriou continued, “The partnership respects and preserves PA’s heritage and independence under Ken Toombs’ leadership – while creating superior value for Jacobs shareholders and significant opportunities for our clients and employees.”

Transaction Terms and Financing

The transaction is structured as a private equity style investment, with Jacobs acquiring a 65% stake in the form of preferred and common equity, with PA employee rollover constituting the remaining 35% ownership stake at closing. Preferred equity holders receive a 12% compounded annual coupon accrual. A sweet equity incentive pool of 25% of the common equity is available for issuance to current and future partners and employees of PA. The sweet equity pool will be funded after satisfying the coupon on the preferred equity. In addition, Jacobs will provide debt financing to PA in the form of a £650 million ($845 million) term loan and a revolving credit facility of up to £100 million ($130 million) to fund future growth. Jacobs intends to fund the acquisition through a combination of cash-on-hand and existing and incremental debt facilities.

The transaction, will be implemented by way of a U.K. Scheme of Arrangement and is subject to the satisfaction of customary closing conditions, including the approval of the current shareholders of PA and the U.K. Court (pursuant to the Scheme), as well as the U.K. Financial Conduct Authority.

Jacobs expects the transaction to close by the end of its fiscal 2021 second quarter.

Advisors

Rothschild & Co. is serving as exclusive financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Jacobs.

J.P. Morgan and HSBC are serving as financial advisors to The Carlyle Group and PA. Linklaters is serving as legal counsel to The Carlyle Group and PA, and Dickson Minto is serving as legal counsel to the management of PA.

Conference Call

Jacobs will host a conference call today, Monday, November 30, 2020, at 8:30 a.m. ET to discuss this transaction with the financial community. Interested parties can listen to the conference call via a webcast or dial in and view the accompanying slides at jacobs.com and paconsulting.com.

Conference ID: 5778514

Participant Toll Free Dial-In Number: (833) 231-8270

Participant International Dial-In Number: (647) 689-4115

About Jacobs

At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $14 billion in revenue and a talent force of more than 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and Twitter.

About PA Consulting

We believe in the power of ingenuity to build a positive human future in a technology-driven world. As strategies, technologies and innovation collide, we create opportunity from complexity. Our diverse teams of experts combine innovative thinking and breakthrough use of technologies to progress further, faster. Our clients adapt and transform, and together we achieve enduring results. An innovation and transformation consultancy, we are over 3,200 specialists in defence and security, consumer and manufacturing, government, health and life sciences, transport, energy and utilities, and financial services. Our people are strategists, innovators, designers, consultants, digital experts, scientists, engineers and technologists. We operate globally from offices across the U.K., U.S., Europe, and the Nordics.

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Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this release that are not based on historical fact are forward-looking statements, including statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof. We base these forward-looking statements on management’s current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of risks, uncertainties and other factors that could cause business results to differ materially from our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that PA Consulting may be unable to obtain required shareholder or regulatory approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts current plans and operations of Jacobs or PA Consulting; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; and the outcome of any legal proceedings related to the transaction. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as the company’s other filings with the Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

Non-GAAP Financial Measures

In this press release, the company has included a certain non-GAAP financial measure as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measure included in this press release is the expected accretion of the transaction to Jacobs’ adjusted earnings per share (EPS) for fiscal 2022. Reconciliation of this financial measure to the most directly comparable GAAP measure is not available without unreasonable efforts because Jacobs cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction related expenses to be incurred in fiscal 2022 and subsequent periods. Jacobs provides non-GAAP financial measures to supplement U.S. GAAP measures, as they provide additional insight into Jacobs’ financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance, or a substitute for, U.S. GAAP. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of Jacobs to those used by peer companies.

For additional information contact:

Investors:

Jonathan Doros, 214-583-8596

jonathan.doros@jacobs.com

Media:

Marietta Hannigan, 214-920-8035

marietta.hannigan@jacobs.com